UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

AMERICAN RAILCAR INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-51728	43-1481791
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clark Street, St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 940-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is incorporated by reference into this Item 1.01.

Section 2 Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 28, 2007, American Railcar Industries, Inc. (the “Company”) completed an institutional private placement of $275.0 million aggregate principal amount of 7.5% senior notes due 2014 (the “Notes”) of the Company. The institutional private placement resulted in net proceeds to the Company of approximately $272.2 million. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Company intends to use the net proceeds from the offering of the Notes for identified capital expenditure plans and general corporate purposes, including capital expenditures, strategic transactions and working capital.

On February 28, 2007, the Company entered into an Indenture (the “Indenture”) with Wilmington Trust Company, as trustee, relating to the Notes. A copy of the Indenture (including the form of Rule 144A global note and the form of Regulation S global note) is filed as Exhibit 4.2 to this current report on Form 8-K and is incorporated by reference into this Item 2.03.

The Notes mature on March 1, 2014 and bear interest at a rate of 7.5% per annum, which is payable semi-annually on March 1 and September 1 of each year, beginning September 1, 2007. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The terms of the Indenture will, among other things, contain covenants which will limit the Company’s and certain of its subsidiaries’ ability to (i) incur additional indebtedness; (ii) pay dividends or repurchase or redeem capital stock; (iii) make certain investments; (iv) incur liens; (v) enter into certain types of transactions with the Company’s affiliates; and (vi) sell assets or consolidate or merge with or into other companies. These covenants are subject to a number of exceptions and qualifications.

The Company may redeem up to 35% of the aggregate principal amount of the Notes, at any time and from time to time before March 1, 2010, at a price equal to 107.5% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon through the date of redemption (including additional interest thereon, if any), with the net cash proceeds of certain equity offerings. The Company may redeem some or all of the Notes, at any time and from time to time before March 1, 2011, at a price equal to 100.0% of the aggregate principal amount so redeemed, plus a make-whole premium, plus accrued and unpaid interest thereon through the date of redemption (including additional interest thereon, if any). The Company may redeem some or all of the Notes, at any time and from time to time on or after March 1, 2011, at a price equal to 100.0% of the aggregate principal amount so redeemed, plus a premium declining ratably to par, plus accrued and unpaid interest thereon through the date of redemption (including additional interest thereon, if any). In addition, if the Company undergoes specific kinds of changes of control, the Company may be required to make an offer to purchase each holder’s Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any) to the repurchase date.

The Indenture provides that each of the following is an event of default (“Event of Default”): (a) default in payment of any principal of, or premium, if any, on the Notes; (b) default for 30 days in payment of any interest on the Notes; (c) default by the Company or any Restricted Subsidiary (as defined in the Indenture) in the observance or performance of any other agreement in the Notes or the Indenture for 60 days after notice; (d) the failure by the Company or any Significant Subsidiary (as defined in the Indenture) to pay any Indebtedness (as defined in the Indenture) (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total principal amount of such Indebtedness unpaid or accelerated exceeds $20.0 million or its foreign currency equivalent; (e) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary; (f) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $20 million (not covered by insurance) shall be rendered against the Company or any Restricted Subsidiary (as defined in the Indenture) and shall not be discharged, waived or stayed for any period of 60 days; and (g) any Guarantee (as defined in the Indenture) of a Significant Subsidiary ceases to be in full effect or any Guarantor (as defined in the Indenture) denies or disaffirms its obligations under the Indenture of any Guarantee and such default continues for 10 days.

If any Event of Default arising under a clause other than clause (e) above occurs, then the Trustee or the holders of 25% in aggregate principal amount of the Notes may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding, plus the premium, if any, plus accrued interest to the date of acceleration, and such amounts shall become immediately due and payable.

On February 28, 2007, in connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the initial purchasers of the Notes. Pursuant to the terms of the Registration Rights Agreement, the Company agreed to (i) file a registration statement covering an offer to exchange the Notes for a new issue of identical exchange notes registered under the Securities Act, (ii) to use commercially reasonable efforts to cause such registration statement to become effective, and (iii) to use commercially reasonable efforts to complete the exchange offer prior to November 25, 2007 (the “Target Registration Date”). Under certain circumstances, the Company may be required to provide a shelf registration statement to cover resales of the Notes. If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the Target Registration Date, then the annual interest rate borne by the notes will be increased (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the exchange offer is completed or, if required, the shelf registration statement is declared effective, up to a maximum of 1.00% per annum of additional interest. A copy of the Registration Rights Agreement is filed as Exhibit 10.44 to this current report on Form 8-K and is incorporated by reference into this Item 2.03.

The initial purchasers of the Notes and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and their affiliates, for which they receive customary fees.

The description above is qualified in its entirety by the Indenture (including the form of Rule 144A global note and the form of Regulation S global note) and Registration Rights Agreement filed as Exhibits 4.2 and 10.44, respectively, to this current report on Form 8-K.

Section 8 Other Events

Item 8.01. Other Events.

On February 28, 2007, American Railcar Industries, Inc. issued a press release announcing the completion of a private placement of senior notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Section 9 Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.2	Indenture (including the form of Rule 144A global note and the form of Regulation S global note), dated as of February 28, 2007 among American Railcar Industries, Inc. and Wilmington Trust Company, as trustee.

10.44	Registration Rights Agreement, dated as of February 28, 2007, among American Railcar Industries, Inc. and the Initial Purchasers named therein.

99.1	Press release dated February 28, 2007 of American Railcar Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 28, 2007	AMERICAN RAILCAR INDUSTRIES, INC.

	By:	/s/ William P. Benac
	Name:	William P. Benac
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description
4.2	Indenture (including the form of Rule 144A global note and the form of Registration S global note), dated as of February 28, 2007 among American Railcar Industries, Inc., the Guarantors named therein and Wilmington Trust Company, as trustee.

10.44	Registration Rights Agreement, dated as of February 28, 2007, among American Railcar Industries, Inc., the Guarantors named therein and the Initial Purchasers named therein.

99.1	Press release dated February 28, 2007 of American Railcar Industries, Inc.